Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No.333-158259, 333-168584, and 333-189360) of Impax Laboratories, Inc. of our report dated May 14, 2015, relating to the combined financial statements of Tower Holdings, Inc. and Subsidiaries and Lineage Therapeutics, Inc. as of December 31, 2014 and 2013 and for the three years in the period ended December 31, 2014 which appears in the Current Report on Form 8-K/A of Impax Laboratories, Inc. dated May 14, 2015.

/s/ PricewaterhouseCoopers LLP

Chicago, Illinois
May 14, 2015